UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/17/2014

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced a two-for-one stock split payable by way of a dividend on September 17, 2014 for shareholders of record on September 2, 2014. As a result of the aforementioned stock split, the Company has amended the Cytec Industries Inc. 1993 Stock Award and Incentive Plan (“Plan”) effective as of September 17, 2014 to reflect the two-for-one stock split and to give effect to the anti-dilution provisions set forth in the Plan.

The summary of modifications to the Plan set forth above is qualified in its entirety by the full text of the Plan. as amended through September 17, 2014, a copy of which is attached hereto as Exhibit 10.2(a) and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.2(a)	Cytec Industries Inc. 1993 Stock Award and Incentive Plan, as amended effective September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: September 18, 2014	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary

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